Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: February 5, 2021

DEAN SOLON

/s/ Dean Solon
Name: Dean Solon

SOLON HOLDCO I, GP

/s/ Dean Solon
Name: Dean Solon
Title: Managing Partner

SOLON HOLDCO II, GP

/s/ Dean Solon
Name: Dean Solon
Title: Managing Partner

SOLON HOLDCO III, LLC

/s/ Dean Solon
Name: Dean Solon
Title: Manager